EXHIBIT 99.1

Standard BioTools Reports Fourth Quarter and Full Year 2022 Financial Results and Provides 2023 Business Outlook

Fourth quarter 2022 GAAP revenues of $27.0 million; Core product and service revenues of $26.8 million, representing 8.3% sequential growth; Full year GAAP revenues of $97.9 million and core product and service revenues of $94.5 million

Improved operating discipline and restructuring initiatives contributed to a 16% sequential decrease in operating expenses in the fourth quarter; Product and services margin improved sequentially by 620 basis points on a GAAP basis, 520 basis points on a non-GAAP basis

Releasing 2023 guidance of flat to moderate growth in core product and service revenues, inclusive of previously disclosed transitory Genomics headwind; Expect 1,100–1,400 basis point GAAP gross margin expansion in the fourth quarter compared to fourth quarter of 2022 and approximately 20% reduction in operating expenses on a GAAP and non-GAAP basis in 2023

Cash, cash equivalents and short-term investments of $165.8 million at year end 2022 expected to provide sufficient runway to generate positive free cash flow by the end of 2024

Company to host conference call and webcast today at 5:00 p.m. ET

SOUTH SAN FRANCISCO, Calif., February 14, 2023 — Standard BioTools Inc. (Nasdaq:LAB), driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health – today reported financial results for the fourth quarter and year ended December 31, 2022.

“I’m pleased with the results coming out of what has been a transformative year for Standard BioTools. We have now positioned the business for consistent growth, improved gross margins and reduced operating expenses in 2023,” said Michael Egholm, PhD, President and Chief Executive Officer of Standard BioTools™. “We posted our second quarter of sequential revenue growth while completing a phased restructuring, which is expected to reduce ongoing operating expenses by over $30 million. Although there is more work to do, we are now squarely focused on the future.”

Business Update

Phased restructuring: As previously disclosed, in the fourth quarter, the company implemented the next phase of its restructuring plan, which is expected to result in a total of more than $35 million in GAAP operating expense reductions for 2023 and improve operating margins by approximately 3,600 basis points. The company anticipates non-GAAP operating expense reductions of approximately $30 million for 2023 and approximately 3,100 basis point improvement in operating margin.

Proteomics (Mass Cytometry): With Proteomics being the driver of future growth, the company has reinvigorated its innovation engine and will be launching its next-generation Imaging Mass Cytometry™ system, the Hyperion XTi™ Imaging System, in April at the American Association for Cancer Research (AACR) conference. This system provides a market-leading five-fold increase in the number of slides that can be processed per day over the legacy Hyperion™ Imaging System. Two early access units were shipped in December.

Genomics (Microfluidics): During the last six months of 2022 the company right-sized the Genomics business, simplifying the product line to one instrument, the X9™ Real-Time PCR System, which launched in October. Furthermore, the company moved to a more capital-efficient go-to-market strategy that emphasizes additional OEM partnerships and large account opportunities.

Fourth Quarter 2022 Financial Results

Fourth quarter 2022 GAAP revenues were $27.0 million. Core product and service revenues (Genomics and Proteomics, excluding discontinued and COVID-19 related products) were $26.8 million, representing approximately 8.3% sequential quarterly growth.

GAAP product and services margins increased 620 basis points sequentially to 40.9%. Non-GAAP product and services margin, which primarily excludes non-cash amortization, increased 520 points sequentially to 52.9%.

GAAP operating expenses were $32.3 million for the fourth quarter, a 16% decrease from the third quarter of 2022. Non-GAAP operating expenses, which primarily exclude non-cash stock-based compensation, were $30.1 million, a 9% decline from the third quarter of 2022.

Full Year 2022 Financial Results

GAAP revenues were $97.9 million compared to $130.6 million in 2021. Core product and service revenues (Genomics and Proteomics excluding COVID and discontinued operations) were $94.5 million compared to $111.6 million in the prior year.

GAAP product and service margins were 36.7% compared to 51.5% in 2021. Non-GAAP product and service margins were 50.2% compared to 62.2% in 2021.

GAAP operating expenses were $153.3 million compared to $136.8 million in 2021. Non-GAAP operating expenses, which exclude stock-based compensation, depreciation and amortization and impairment charges, were $132.6 million in 2022 compared to $118.6 million in 2021. Restructuring, business improvement and deal-related activities added operating expenses in 2022. However, those restructuring and business improvement activities are expected to result in a significant non-GAAP operating expense reduction totaling over $30 million on an ongoing annual basis.

Business Outlook for 2023

For 2023, Standard BioTools expects flat-to-moderate growth in core product and service revenues relative to 2022 core product and service revenues of $94.5 million. This business outlook accounts for a previously disclosed $5 million headwind in the Genomics business due to the temporary launch inventory build by a major customer throughout 2022 and the subsequent run-rate normalization expected in 2023. The company expects revenues to follow typical seasonality patterns experienced in the life science tools industry with a sequentially lower first quarter and a seasonally high fourth quarter.

GAAP product and services margins are currently expected to increase to 52%–55% by the fourth quarter of 2023, representing an 1,100–1,400 basis point increase over the fourth quarter of 2022. Non-GAAP product and services margins are expected to increase to 65%–68% by the fourth quarter of 2023, representing a 1,200–1,500 basis point increase over the fourth quarter of 2022.

Management expects GAAP operating expenses of approximately $118 million to $123 million with non-GAAP operating expenses (which primarily exclude approximately $13 million of non-cash stock-based compensation expense) of approximately $102 million to $107 million for 2023, representing approximately 20% improvement in operating expenses on both GAAP and non-GAAP basis.

Conference Call Information

The company’s management will host a conference call and webcast today at 2:00 p.m. PT, 5:00 p.m. ET, to discuss fourth quarter and full year 2022 financial results and operational progress as well as to provide additional color on its strategic actions.

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Individuals interested in listening to the conference call may do so by dialing:

US domestic callers: (888) 346-3970

Outside US callers: (412) 902-4297

Live audio of the webcast will be available online from the Investor Relations page of the company’s website at Events & Presentations. The webcast will be archived and available on the Standard BioTools Investor Relations page at investors.standardbio.com.

Our investor presentation including Supplemental Financial Information has been posted on our website concurrent with this release.

Statement Regarding Use of Non-GAAP Financial Information

Standard BioTools has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis, including for the three- and twelve-month periods ended December 31, 2022. Management believes that non-GAAP financial measures, taken in conjunction with GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of the company’s core operating results. Management uses non-GAAP measures to compare the company’s performance relative to forecasts and strategic plans and to benchmark the company’s performance externally against competitors. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under U.S. GAAP. Standard BioTools encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP operating results are presented in the accompanying tables of this release.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, guidance related to revenues, gross margin, operating expenses and free cash flow, statements regarding future financial performance and expectations, operational and strategic plans, deployment of capital, our cash runway and sufficiency of cash resources, potential M&A activity, and expectations with respect to our restructuring plans (including expense reduction activities). Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks that we may not realize expected cost savings from the restructuring, including the anticipated decrease in operational expenses, at the levels we expect; possible restructuring and transition-related disruption, including through the loss of customers, suppliers, and employees and adverse impacts on our development activities and results of operation; restructuring activities, including our subleasing plans, customer and employee relations, management distraction and reduced operating performance; risks that internal and external costs required for ongoing and planned activities may be higher than expected, which may cause us to use cash more quickly than we expect or change or curtail some of our plans, or both; risks that our expectations as to expenses, cash usage, and cash needs may prove not to be correct for other reasons such as changes in plans or actual events being different than our assumptions; risks related to the adverse effects of the COVID-19 pandemic on our business and operating results; changes in Standard BioTools’ business or external market conditions; customers and prospective customers continuing to curtail or suspend activities utilizing our products due to the COVID-19 pandemic; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Standard BioTools products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; uncertainties relating to Standard BioTools’ research and development activities, distribution plans and capabilities; potential product performance and quality

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issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Standard BioTools’ business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Standard BioTools disclaims any obligation to update these forward-looking statements except as may be required by law.

About Standard BioTools Inc.

Standard BioTools Inc. (Nasdaq:LAB), previously known as Fluidigm Corporation, is driven by a bold purpose – Unleashing tools to accelerate breakthroughs in human health. Standard BioTools has an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, the company provides reliable and repeatable insights in health and disease using its proprietary mass cytometry and microfluidics technologies, which help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy. Learn more at www.standardbio.com or connect with us on Twitter®, Facebook®, LinkedIn, and YouTube™. Standard BioTools, the Standard BioTools logo, Fluidigm, the Fluidigm logo, “Unleashing tools to accelerate breakthroughs in human health,” Hyperion, Hyperion XTi, Imaging Mass Cytometry, XTi, and X9 are trademarks and/or registered trademarks of Standard BioTools Inc. or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Standard BioTools products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Standard BioTools uses its website (standardbio.com), investor site (investors.standardbio.com), corporate Twitter account (@Standard_BioT), Facebook page (facebook.com/StandardBioT), and LinkedIn page (linkedin.com/company/standard-biotools) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Standard BioTools may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Standard BioTools’ website and its social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

Investor Contacts

Scott R. Greenstone, CFA

ir@standardbio.com

Peter DeNardo

415 389 6400

ir@standardbio.com

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STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Product revenue	$20,919	$31,084	$72,454	$100,376
Service revenue	5,905	6,988	23,712	25,917
Product and service revenue	26,824	38,072	96,166	126,293
Other revenue (1)	197	193	1,782	4,288
Total revenue	27,021	38,265	97,948	130,581
Costs and expenses:
Cost of product revenue	13,387	15,595	52,555	53,315
Cost of service revenue	2,467	2,428	8,342	7,893
Cost of product and service revenue	15,854	18,023	60,897	61,208
Research and development	8,377	8,541	38,498	37,944
Selling, general and administrative	23,902	22,960	114,758	98,888
Total costs and expenses	48,133	49,524	214,153	198,040
Loss from operations	(21,112)	(11,259)	(116,205)	(67,459)
Interest expense	(1,190)	(1,072)	(4,331)	(3,823)
Loss on forward sale of Series B Preferred Stock	—	—	(60,081)	—
Loss on bridge loans	—	—	(13,719)	—
Surplus funding from NIH Contract	—	2,140	153	7,140
Other income (expense), net	1,527	(52)	1,255	482
Loss before income taxes	(20,775)	(10,243)	(192,928)	(63,660)
Income tax benefit (expense)	(70)	814	2,830	4,423
Net loss	$(20,845)	$(9,429)	$(190,098)	$(59,237)
Net loss per share, basic and diluted	$(0.26)	$(0.12)	$(2.43)	$(0.78)
Shares used in computing net loss per share, basic and diluted	79,434	76,652	78,305	75,786

(1)	Other revenue includes development, grant and license revenue

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STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,
	2022	2021 (1)
ASSETS
Current assets:
Cash and cash equivalents (2)	$81,309	$28,451
Short-term investments (2)	84,475	—
Accounts receivable, net	17,280	18,320
Inventories, net	21,473	20,825
Prepaid expenses and other current assets	4,278	4,470
Total current assets	208,815	72,066
Property and equipment, net	25,652	28,034
Operating lease right-of-use asset, net	33,883	37,119
Other non-current assets	3,109	3,689
Developed technology, net	12,600	27,927
Goodwill	106,251	106,379
Total assets	$390,310	$275,214

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$7,914	$10,602
Accrued compensation and related benefits	9,153	4,920
Operating lease liabilities, current	3,682	3,053
Deferred revenue, current	10,792	11,947
Deferred grant income, current	3,644	3,535
Other accrued liabilities	6,175	8,673
Advances under revolving credit agreement, current	—	6,838
Term loan, current	2,083	—
Total current liabilities	43,443	49,568
Convertible notes, net	54,615	54,160
Term loan, non-current	8,194	10,049
Deferred tax liability	1,055	4,329
Operating lease liabilities, non-current	34,081	37,548
Deferred revenue, non-current	3,816	5,966
Deferred grant income, non-current	14,359	18,116
Other non-current liabilities	961	882
Total liabilities	160,524	180,618
Redeemable preferred stock	311,253	—
Total stockholders’ equity (deficit)	(81,467)	94,596
Total liabilities, mezzanine equity, and stockholders’ equity (deficit)	$390,310	$275,214

(1) Derived from audited consolidated financial statements
(2) Cash and cash equivalents, short-term investments and restricted cash consists of:
Cash and cash equivalents	$81,309	$28,451
Short-term investments	84,475	—
Restricted cash (included in prepaid expenses and other current assets, and other non-current assets)	1,015	1,016
Total cash and cash equivalents, short-term investments and restricted cash	$166,799	$29,467

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STANDARD BIOTOOLS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2022	2021
Operating activities
Net loss	$(190,098)	$(59,237)
Loss on forward sale of Series B Preferred Stock	60,081	—
Loss on bridge loans	13,719	—
Stock-based compensation expense	14,880	16,101
Amortization of developed technology	11,528	11,918
Depreciation and amortization	3,499	3,653
Provision for excess and obsolete inventory	7,874	2,293
Impairment of InstruNor developed technology intangible	3,526	—
Amortization of debt discounts, premiums and issuance costs	830	624
Other non-cash items	273	520
Change in assets and liabilities, net	(15,482)	(19,933)
Net cash used in operating activities	(89,370)	(44,061)

Investing activities
Purchases of investments	(137,302)	—
Proceeds from NIH Contract	—	1,318
Proceeds from sales and maturities of investments	53,000	—
Purchases of property and equipment, net	(3,825)	(13,264)
Net cash provided by (used in) investing activities	(88,127)	(11,946)

Financing activities
Proceeds from bridge loans	25,000	—
Proceeds from issuance of Series B Preferred Stock	225,000	—
Proceeds from advances under revolving line of credit	—	10,000
Proceeds from term loan	—	6,838
Repayment of advances under revolving line of credit	(6,838)	—
Repurchase of common stock	(563)	—
Repayment of long-term debt	—	(501)
Payments of debt and equity issuance costs	(12,547)	(79)
Proceeds from (payments for) employee equity programs, net	706	(299)
Net cash provided by financing activities	230,758	15,959

Effect of foreign exchange rate fluctuations on cash and cash equivalents	(404)	(21)
Net increase (decrease) in cash, cash equivalents and restricted cash	52,857	(40,069)
Cash and cash equivalents and restricted cash at beginning of period	29,467	69,536
Cash and cash equivalents and restricted cash at end of period	$82,324	$29,467

Cash and cash equivalents, short-term investments, and restricted cash consists of:
Cash and cash equivalents	$81,309	$28,451
Short-term investments	84,475	—
Restricted cash (included in prepaid expenses and other current assets, and other non-current assets)	1,015	1,016
Total cash and cash equivalents, short-term investments, and restricted cash	$166,799	$29,467

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STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share amounts)

(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET LOSS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss (GAAP)	$(20,845)	$(9,429)	$(190,098)	$(59,237)
Loss on forward sale of Series B Preferred Stock	—	—	60,081	—
Loss on bridge loans	—	—	13,719	—
Stock-based compensation expense	1,681	4,363	14,880	16,101
Amortization of developed technology (a)	2,800	2,974	11,528	11,918
Depreciation and amortization	819	909	3,499	3,653
Interest expense (b)	1,190	1,072	4,331	3,823
Impairment of intangible (c)	—	—	3,526	—
Loss on disposal of property and equipment	100	6	312	12
Loss from extinguishment of debt	—	—	—	9
Benefit from acquisition related income taxes (d)	(742)	(742)	(2,968)	(2,968)
Net loss (Non-GAAP)	$(14,997)	$(847)	$(81,190)	$(26,689)
Shares used in net loss per share calculation – basic and diluted (GAAP and Non-GAAP)	79,434	76,652	78,305	75,786

Net loss per share - basic and diluted (GAAP)	$(0.26)	$(0.12)	$(2.43)	$(0.78)
Net loss per share - basic and diluted (Non-GAAP)	$(0.19)	$(0.01)	$(1.04)	$(0.35)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP PRODUCT AND SERVICE MARGIN

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Product and service gross profit (GAAP)	$10,970	$20,049	$35,269	$65,085
Amortization of developed technology (a)	2,800	2,972	11,208	11,372
Depreciation and amortization (e)	297	317	1,245	1,478
Stock-based compensation expense (e)	133	183	592	597
Product and service gross profit (Non-GAAP)	$14,200	$23,521	$48,314	$78,532

Product and service margin percentage (GAAP)	40.9%	52.7%	36.7%	51.5%
Product and service margin percentage (Non-GAAP)	52.9%	61.8%	50.2%	62.2%

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STANDARD BIOTOOLS INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share amounts)

(Unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating expenses (GAAP)	$32,279	$31,501	$153,256	$136,832
Stock-based compensation expense (f)	(1,548)	(4,180)	(14,288)	(15,504)
Depreciation and amortization (f)	(523)	(593)	(2,575)	(2,720)
Impairment of intangible (c)	—	—	(3,526)	—
Loss on disposal of property and equipment (f)	(100)	(6)	(312)	(12)
Operating expenses (Non-GAAP)	$30,108	$26,722	$132,555	$118,596

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP LOSS FROM OPERATIONS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Loss from operations (GAAP)	$(21,112)	$(11,259)	$(116,205)	$(67,459)
Stock-based compensation expense	1,681	4,363	14,880	16,101
Amortization of developed technology (a)	2,800	2,974	11,528	11,918
Depreciation and amortization (f)	819	909	3,499	3,653
Impairment of intangible (c)	—	—	3,526	—
Loss on disposal of property and equipment (f)	100	6	312	12
Loss from operations (Non-GAAP)	$(15,712)	$(3,007)	$(82,460)	$(35,775)

(a)	represents amortization of developed technology in connection with the DVS and InstruNor acquisitions
(b)	represents interest expense, primarily on convertible debt and the term loan
(c)	represents impairment of intangible no longer used in our product lines
(d)	represents the tax impact on the purchase of intangible assets in connection with the DVS acquisition
(e)	represents expense associated with cost of product and service revenue
(f)	represents expense associated with research and development, selling, general and administrative activities

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